Exhibit 10.1

FIFTH AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of October 5, 2015, is entered into by and among NOVATEL WIRELESS, INC., a Delaware corporation (“Novatel”), ENFORA, INC., a Delaware corporation (“Enfora”), and FEENEY WIRELESS, LLC, an Oregon limited liability company (“Feeney Wireless”; Novatel, Enfora and Feeney Wireless are sometimes referred to in this Amendment individually as a “Borrower” and collectively as the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”). Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.    The Lender and Borrowers have previously entered into that certain Credit and Security Agreement dated as of October 31, 2014 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lender has made certain loans and financial accommodations available to Borrowers.

B.    Pursuant to that certain Fourth Amendment to Credit and Security Agreement, dated as of June 11, 2015, among Borrowers and Lender, Lender consented to the acquisition by Novatel, through a wholly-owned subsidiary of Novatel to be formed to effectuate such acquisition, of all of the ordinary shares (other than treasury shares) of DigiCore Holdings Limited, a company incorporated under the company laws of the Republic of South Africa
(“DigiCore”).

C.    Borrowers have now informed Lender that Novatel desires to acquire directly all of the Ordinary Shares (other than the Excluded Shares) (as each of the foregoing terms is defined in that certain Transaction Implementation Agreement, dated June 18, 2015, between DigiCore and Novatel (the “Transaction Implementation Agreement”)) of DigiCore pursuant to the Transaction Implementation Agreement, and all other material documents related thereto and executed in connection therewith, copies of which have previously been provided to Lender (collectively, the “DigiCore Transaction Documents”).

D. Borrowers now wish for the Lender to, and Lender is willing to, (i) consent to the DigiCore Acquisition, as modified by this Amendment, and (ii) amend the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Amendments to Credit Agreement.

1.1    Section 6.16 of the Credit Agreement is hereby amended to read in its entirety as follows:

“6.16 Formation of Subsidiaries. At the time that any Loan Party forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, such Loan Party shall (a) within 10 days after such formation or acquisition and the capitalization of such Subsidiary in excess of $25,000 (or such later date as permitted by Lender in its sole discretion) cause any such new Subsidiary to provide to Lender a joinder to this Agreement or a Guaranty (as determined by Lender), together with such other security documents (including mortgages with respect to any Real Property owned in fee simple by such new Subsidiary with a fair market value of at least $500,000), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance reasonably satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided that the Guaranty and such other security documents shall not be required to be provided to Lender with respect to any Subsidiary of Borrower that is a CFC or a Subsidiary of a CFC, (b) within 10 days after such formation or acquisition (or such later date as permitted by Lender in its sole discretion) provide to Lender a pledge agreement and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary reasonably satisfactory to Lender; provided that only 65% of the total outstanding voting Stock of any first tier Subsidiary of a Borrower that is a CFC (and none of the Stock of any Subsidiary of such CFC) shall be required to be pledged, and (c) within 10 days after such formation or acquisition (or such later date as permitted by Lender in its sole discretion) provide to Lender all other documentation, including one or more opinions of counsel reasonably satisfactory to Lender, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all Real Property owned in fee and subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 6.16 shall be a Loan Document.”

1.2    Clause (e) of Section 7.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

“(e) transactions among DigiCore and one or more Loan Parties to the extent the respective transaction is undertaken in good faith, upon terms that are fair and reasonable to such Loan Party or Loan Parties, and no less favorable to such Loan Party or Loan Parties as would be obtained in a comparable arm’s length transaction with a non- Affiliate.”

1.3    Clause (b) of Section 7.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b) on the Closing Date and thereafter, consistent with the terms and conditions hereof, for general corporate and working capital purposes, including the making of loans pursuant to clause (s) of the definition of “Permitted Investments” (provided that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System).”

1.4    The following new defined terms are hereby added to Schedule 1.1 to the Credit
Agreement in the appropriate alphabetical position:

““DigiCore” means DigiCore Holdings Limited, a company incorporated under the company laws of the Republic of South Africa.”

““Fifth Amendment” means that certain Fifth Amendment to Credit and Security Agreement, dated as of October 5, 2015, among the Borrowers and Lender.”

““Investment Balance” means, as of any date of determination, the aggregate amount of loans and capital contributions made in accordance with clause (s) of the definition of “Permitted Investment”, as such amount is reduced by the amounts actually received by Borrowers (i) upon repayment of any such loans by DigiCore and (ii) in respect of dividends and distributions made by DigiCore; provided that in no event shall the amount of any dividends or distributions that are added at any time to EBITDA in accordance with clause (a) thereof reduce the Investment Balance.”

1.5    The definition of “DigiCore Acquisition” set forth in Schedule 1.1 to the Credit
Agreement is hereby amended to read in its entirety as follows:

““DigiCore Acquisition” shall have the meaning set forth in the Fifth Amendment.”

1.6    Clause (a) of the definition of “EBITDA” set forth in Schedule 1.1 to the Credit
Agreement is hereby amended to read in its entirety as follows:

“(a)    Borrowers’ and their Subsidiaries’ consolidated net earnings (or loss), plus, without duplication, the amount of dividends and distributions actually received by Borrowers from DigiCore during such period so long as the Investment Balance has been reduced to zero (excluding the amount of any dividends or distributions included in the calculation of such reduction),”

1.7    The definition of “Excluded Subsidiary” set forth in Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety.

1.8    Clauses (n) and (s) of the definition of “Permitted Investment” set forth in Schedule 1.1 to the Credit Agreement are hereby amended to read in their entirety as follows:

“(n)    Permitted Acquisitions; provided, however, that Novatel Wireless, Inc. shall consummate the DigiCore Acquisition solely with the proceeds of the offering under the Convertible Note Documents in an aggregate amount not to exceed ZAR 1,100,000,000 (or the Dollar Equivalent of such amount as of the date such proceeds were transferred to the account or accounts maintained by Novatel at Standard Bank in South Africa);”
“(s)    Investments made in the form of loans and/or capital contributions made by Novatel Wireless, Inc. to DigiCore (x) within 90 days following the closing of the DigiCore Acquisition, in an aggregate amount not to exceed $5,000,000, and (y) for the calendar year ending December 31, 2016 and each calendar year thereafter, in an aggregate amount not to exceed $1,000,000.”

1.9    The definition of “Subsidiary” set forth in Schedule 1.1 to the Credit Agreement is hereby to read in its entirety as follows:

““Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity; provided that, except as expressly provided elsewhere in this Agreement, in no event shall DigiCore constitute a Subsidiary of Novatel.”

1.10    Schedule 6.1 to the Credit Agreement is amended to read in its entirety as set forth on Annex B attached to this Amendment.

2.    Consents. Upon satisfaction of the conditions precedent set forth in Section 4 of this Amendment and notwithstanding any restrictions in the Credit Agreement, Lender hereby consents to the DigiCore Acquisition, which shall be deemed to constitute a “Permitted Acquisition” under the Credit Agreement, so long as (a) the DigiCore Acquisition shall be consummated in accordance with the terms of the DigiCore Transaction Documents in all material respects, and no terms or conditions of the DigiCore Transaction Documents (other than any immaterial terms or conditions) shall have been waived without the consent of Lender, (b) Novatel shall have obtained stockholder approval, in accordance with the NASDAQ Listing Rules, to use the gross proceeds of the offering under the Convertible Note Documents to cover the full amount of consideration, and all fees, costs and expenses, required to consummate the DigiCore Acquisition unless such approval is not required by law, regulation or any Governmental Authority (including, without limitation, under the NASDAQ Listing Rules), and (c) there has not occurred any Company Material Adverse Change (as defined in the Transaction Implementation Agreement) that is continuing.

3.    Amendment Fee. Intentionally Omitted.

4.    Effectiveness of this Amendment. This Amendment shall be effective upon Lender’s receipt of the following items, in form and content acceptable to the Lender:

4.1    This Amendment, duly executed in a sufficient number of counterparts for distribution to all parties;

4.2    The Acknowledgment by Guarantors, in the form attached to this Amendment;

4.3    The representations and warranties set forth in this Amendment must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); and
4.4    All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by the Lender.

5.    Representations and Warranties. Each Borrower represents and warrants as follows:

5.1    Authority. Each Borrower has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by Borrowers of this Amendment have been duly approved by all necessary corporate or limited liability company, as applicable, action and no other corporate or limited liability company, as applicable, proceedings are necessary to consummate such transactions.

5.2    Enforceability. This Amendment has been duly executed and delivered by Borrowers.

This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and is in full force and effect.

5.3    Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

5.4    Due Execution. The execution, delivery and performance of this Amendment are within the corporate or limited liability company, as applicable, power of each Borrower, have been duly authorized by all necessary action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Borrower except to the extent that any such contravention could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

5.5    No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

6.    No Waiver. Except as otherwise expressly provided herein, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any other Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

7.    Release. Each of the Borrowers and Guarantors hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrowers or Guarantors have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrowers and Guarantors in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention Borrowers and Guarantors each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

8.    Costs and Expenses. Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Lender on demand for all Lender Expenses incurred by Lender in connection with the Loan Documents. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all reasonable and documented (to the extent such documentation is reasonably requested by Borrowers) out-of-pocket fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make an Advance to the Borrowers under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.

9.    Choice of Law; Venue; Jury Trial Waiver; Arbitration. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State. All of the terms of Section 13 of the Credit Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

10.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or “pdf” file or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

11.    Reference to and Effect on the Loan Documents.

11.1    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

11.2    Except as specifically amended by this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lender and Bank Product Providers, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

11.3    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

11.4    To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

11.5    This Amendment shall be deemed to be a “Loan Document” (as defined in the Credit Agreement).

12.    Ratification. Borrowers hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the other Loan Documents, in each case as amended by this Amendment, effective as of the date hereof.

13.    Estoppel. To induce the Lender to enter into this Amendment and to continue to make Advances or issue Letters of Credit to or for the account of the Borrowers under the Credit Agreement, Borrowers hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrowers as against the Lender or any Bank Product Provider with respect to the Obligations.

14.    Integration; Conflict; Successors and Assigns; Amendment. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Amendment and the Credit Agreement, the terms of this Amendment shall govern. This Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties, subject to the provisions of the Credit Agreement and the other Loan Documents. No amendment or modification of this Amendment shall be effective unless it has been agreed to by Lender in a writing that specifically states that it is intended to amend or modify this Amendment.

15.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

NOVATEL WIRELESS, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Chief Financial Officer

ENFORA, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Secretary

FEENEY WIRELESS, LLC

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Secretary

[Fifth Amendment to Credit and Security Agreement]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robin Van Meter
Name:	Robin Van Meter
Title:	Authorized Signatory

[Fifth Amendment to Credit and Security Agreement]

ACKNOWLEDGMENT BY GUARANTORS
Dated as of October 5, 2015
Each of the undersigned, being a “Guarantor” (“Guarantor”) under that certain Continuing Guaranty, dated as of March 27, 2015, executed in favor of Wells Fargo Bank, National Association (“Lender”) (as amended, modified or supplemented, the “Guaranty”), hereby (i) acknowledges and agrees to the foregoing Fifth Amendment to Credit and Security Agreement (the “Amendment”; to which reference is made for capitalized terms used but not defined in this Acknowledgment by Guarantors), including, without limitation, the release set forth in Section 7 of the Amendment, and (ii) confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in the Guaranty to the Credit Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended or modified by the Amendment. Although Lender has informed each Guarantor of the matters set forth above, and each Guarantor has acknowledged the same, each Guarantor understands and agrees that Lender has no duty under the Credit Agreement, the Guaranty or any other agreement with any Guarantor to so notify any Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

R.E.R. ENTERPRISES, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Secretary

FEENEY WIRELESS IC-DISC, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Secretary

[Fifth Amendment to Credit and Security Agreement]

ANNEX A TO AMENDMENT

Schedule 6.1

TO CREDIT AND SECURITY AGREEMENT

Deliver to Lender, each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Lender:

as soon as available, but in any event within 30 days after the end of each month
(a)    an (i) unaudited consolidated balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity with respect to the Borrowers and their respective Subsidiaries (which, for the avoidance of doubt, shall exclude the DigiCore and its subsidiaries) during such period and compared to the prior period and plan, prepared in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes, together with a corresponding discussion and analysis of financial results from management and (ii) an unaudited consolidated balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity with respect to DigiCore and its subsidiaries during such period, prepared in accordance with past practice, subject to year-end audit adjustments and the absence of footnotes;

(b)    a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial covenants set forth in Section 8 and certain other covenants under this Agreement; and

(c)    a backlog report.

as soon as available, but in any event within 90 days after the end of each fiscal year
(a)    consolidated and consolidating financial statements of Borrowers and their respective Subsidiaries and DigiCore for such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender, prepared in accordance with GAAP, and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity and, if prepared, such accountants’ letter to management); and

(b)    a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial covenants set forth in Section 8  and certain other covenants under this Agreement.

as soon as available, but in any event within 30 days after the start of each of Borrowers’ fiscal years, with drafts due no later than 10 days prior to the beginning of each such year
(a)    copies of Borrowers’ and Guarantors’ Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming fiscal year, on a monthly basis, certified by the chief financial officer of Administrative Borrowers as being such officer’s good faith estimate of the financial performance of the Borrowers, Guarantors, and their respective Subsidiaries during the period covered thereby.

if and when prepared by any Borrower or Guarantor,	(a) any other information that is provided by any Borrower or Guarantor to its shareholders generally.